Exhibit 99.1

Horizon Technology Finance Corporation and Monroe Capital Corporation Announce Shareholder Approvals of Merger

Monroe Capital Corporation Announces Shareholder Approval of Related Asset Sale

FARMINGTON, CT, CHICAGO, IL, March 16, 2026 – Horizon Technology Finance Corporation (“HRZN”; NASDAQ: HRZN) announced today that its shareholders, at a special meeting held on March 13, 2026, approved the issuance of HRZN’s common stock (the “HRZN Share Issuance Proposal”) in connection with the proposed merger of Monroe Capital Corporation (NASDAQ: MRCC) (“MRCC”) with and into HRZN (the “Merger”). In addition, MRCC announced today that its shareholders, at a special meeting held on March 13, 2026, approved: (1) the proposed Merger and (2) the related proposed sale of substantially all of MRCC’s assets to Monroe Capital Income Plus Corporation (“MCIP”) at fair value for cash (the “Asset Sale”).

HRZN shareholders voted overwhelmingly in favor of the HRZN Share Issuance Proposal, with more than 83% of voting shareholders supporting the proposal. MRCC shareholders similarly voted overwhelmingly in favor of the proposed transactions, with more than 88% of voting shareholders supporting the Merger and the Asset Sale.

As previously announced, prior to the effectiveness of the Merger, MCIP will purchase for cash substantially all of the assets of MRCC at their fair value, as determined shortly before closing. Following the closing of the Asset Sale to MCIP, MRCC will merge with and into HRZN, with HRZN as the surviving public entity, which will continue to be managed by Horizon Technology Finance Management LLC (“HTFM”) and continue to trade on the NASDAQ under the symbol “HRZN”. The closing of the Asset Sale and the subsequent Merger are subject to the satisfaction of customary closing conditions.

HRZN and MRCC will announce at a later date the anticipated closing date for the Merger, which they expect to be within the next 30 days.

“We are very pleased to receive the strong support from our shareholders for the proposed merger with HRZN,” said Theodore L. Koenig, Chairman and CEO of Monroe Capital. “We believe this transaction is in the best interest of shareholders of both MRCC and HRZN, unlocking significant value within MRCC, while positioning the combined HRZN platform with the enhanced growth capital to advance its long-term strategic initiatives. We expect the merger to generate meaningful synergies, cost efficiencies and the potential for stronger, more sustainable risk-adjusted returns for shareholders. Supported by Monroe Capital, a leading asset manager with approximately $24 billion in AUM, the combined entity will be well positioned to accelerate HRZN’s next phase of growth and create enduring value for all stakeholders.”

“We appreciate our shareholders’ strong approval, which marks an important step forward as we prepare for the next phase of Horizon’s growth,” said Mike Balkin, Chief Executive Officer of Horizon Technology Finance Corporation. “Once the merger is completed, we expect the combined company will strengthen our position in the venture lending market by increasing our scale, enhancing our earnings potential, and expanding our capacity to support innovative, high growth companies. We believe these advantages will help drive long term value for our shareholders and reinforce Horizon’s role as a leading financing partner to the innovation economy.”

Summary Transaction Terms

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Final MRCC Distribution – In addition to MRCC’s planned pre-Merger closing distribution to MRCC shareholders of MRCC’s undistributed taxable earnings (the “Final MRCC Tax Distribution”), MRCC intends to declare a one-time cash distribution of $13.0 million (the “Supplemental MRCC Distribution” and, together with the Final MRCC Tax Distribution, the “Pre-Merger Closing Distribution”) payable to legacy MRCC shareholders of record as of a time prior to the closing of the Merger. The Pre-Merger Closing Distribution is expected to be approximately $15.9 million ($0.75 per MRCC share) in total. Payment of the Pre-Merger Closing Distribution is contingent upon the consummation of the Merger and MRCC’s related Asset Sale to MCIP.

The actual amount of the Pre-Merger Closing Distribution, which will include an amount necessary to distribute all of MRCC’s undistributed taxable earnings through the anticipated closing date of the Merger, will be determined in connection with the closing of the Merger. The Final MRCC Tax Distribution is necessary to preserve MRCC’s regulated investment company tax treatment. MRCC expects to announce the record date and anticipated payment date for the Pre-Merger Closing Distribution at a later date.

MRCC’s dividend reinvestment plan (“DRIP”) is not expected to apply to the Final MRCC Tax Distribution. As a result, all participants under the DRIP will receive the Final MRCC Tax Distribution in cash and not shares of MRCC common stock.

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Combined Company Supplemental Distributions – As previously announced, HRZN’s Board of Directors has announced its intent to use HRZN’s current undistributed taxable earnings of $27.6 million as of December 31, 2025 to supplement HRZN’s regular monthly distributions to the combined company’s shareholders for two quarters following the closing of the Merger (the “HRZN Supplemental Distributions”), subject to the closing of the Merger and the HRZN Board’s declaration of the distributions. In its consideration of declaration of any HRZN Supplemental Distributions, the HRZN Board will consider, among other things, (1) HRZN’s ongoing compliance with asset coverage ratio requirements under the Investment Company Act of 1940, (2) HRZN’s compliance with applicable financial and other operating covenants under HRZN’s financing agreements, and (3) HRZN’s general investment performance and available liquidity, as well as general market conditions at the time.

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Exchange Ratio – In connection with the Merger, MRCC shareholders will receive, in exchange for each share of MRCC common stock held, newly issued shares of HRZN common stock based on the ratio of the MRCC net asset value per share divided by the HRZN net asset value per share, each determined shortly before closing.

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Advisory Fee Waivers – HTFM has agreed to waive an aggregate amount of $4 million of base management fees and incentive fees over the first four full fiscal quarters following the closing of the Merger (the “Fee Waiver”). The Fee Waiver will be implemented at a rate of up to $1 million per quarter commencing at the end of the first full fiscal quarter following the closing of the Merger. The Fee Waiver for each applicable fiscal quarter will not exceed the total amount of base management and incentive fees earned by HTFM during such fiscal quarter.

About Horizon Technology Finance Corporation

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides secured loans to venture capital-backed companies in the technology, life-science, healthcare information & services, and sustainability industries. HRZN is externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital LLC.

About Monroe Capital Corporation

Monroe Capital Corporation is an externally managed, publicly traded BDC (NASDAQ: MRCC) that primarily invests in senior, unitranche and junior secured debt of U.S. middle-market companies. Its investment adviser is Monroe Capital BDC Advisors, LLC, a registered investment adviser and affiliate of Monroe Capital LLC.

Forward Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition of MRCC or HRZN or the proposed sale of assets by MRCC to MCIP and the proposed merger of MRCC with and into HRZN. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the expected timing or amount of payments of dividends or distributions by MRCC and/or HRZN, including all or any portion of the Pre-Merger Closing Distribution or the HRZN Supplemental Distributions; the ability of the parties to complete the proposed transactions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the surviving companies following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual events and results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Certain factors could cause actual results and conditions to differ materially from those projected, including, without limitation, the uncertainties associated with considerations that may be disclosed from time to time in MRCC’s and HRZN’s publicly disseminated documents and filings. HRZN and MRCC have based the forward-looking statements included in this communication on information available to them on the date hereof, and neither HRZN, MRCC nor their affiliates assume any obligation to update any such forward-looking statements. Although HRZN and MRCC undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that HRZN and MRCC may make directly to you or through reports that they have filed with the Securities and Exchange Commission (the “SEC”), or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in the combined joint proxy statement for HRZN and MRCC and prospectus of HRZN (the “Joint Proxy Statement”), which was previously filed with the SEC and made available to shareholders, and HRZN’s registration statement on Form N-14 (File No. 333-290114), of which the Joint Proxy Statement forms part.

No Offer or Solicitation

This document is not, and under no circumstances is it to be construed as, a prospectus or an advertisement, and the communication of this document is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in HRZN or MRCC or in any fund or other investment vehicle managed by Monroe Capital LLC or any of its affiliates.

Contacts

Horizon Technology Finance Corporation

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819

Monroe Capital Corporation

Investor Relations:

Mick Solimene

Chief Financial Officer & Chief Investment Officer

msolimene@monroecap.com

(312) 598-8401

Media Relations:

Daniel Abramson

Gregory

daniel.abramson@gregoryagency.com

(857) 305-8441